TFB/MUT


              CONFIDENTIAL RESIGNATION AGREEMENT
                 AND GENERAL RELEASE OF CLAIMS


1.   Thomas F. Burniece ("Employee") hereby resigns from his
employment  with  Maxtor Corporation   ("Maxtor"),  and  his
position as an officer of Maxtor, effective February 4, 1994.

2. In exchange for the release of claims set forth below, upon expiration of the seven-day revocation period described below, Maxtor shall pay to Employee the sum of $153,749.97. Of this sum, the parties agree to the following allocation:

    a.  $113,749.97 for loss of wages.

     b.   $40,000.00 for pain, suffering, anxiety, emotional
distress,   and  personal  injury  allegedly  suffered   and
incurred   by   Employee   arising   from   his   tort   and
discrimination claims.

The payment described in Paragraph 2(a) shall be subject to applicable withholding, and Maxtor shall report to appropriate government agencies the payment of $113,749.97 as wage related. Maxtor shall not withhold federal, state or local employment taxes (e.g. income tax, FICA, SDI) from the payment provided for in subparagraph 2(b). Maxtor shall not issue a W-2 or 1099 with respect to the payment of personal injury compensation (2(b)), since such a report would be inconsistent with this Agreement. After February 4, 1994, Employee will be eligible to continue his health coverage at his own expense in accordance with federal law, provided, however, that if Employee continues to use Maxtor's health insurance program, Maxtor shall reimburse Employee his health insurance premiums for a nine month period after February 4, 1994. Employee shall also receive from Maxtor all amounts held by Maxtor for him in his 401(K) account and all amounts withheld to date for his account under the Maxpurchase 423 Plan. The amounts owing under the 401 (K) and 423 Plans will be paid to Employee in accordance with Maxtor's customary policy with respect to employees who leave the company, with 423 Plan funds distributed as of the date of termination and 401(k) funds disbursed within 90 days thereafter. In addition to the above amounts, Employee will receive payment for his accrued vacation allowance, less applicable withholdings. Employee shall be entitled to exercise as vested, for a period of six months after February 4, 1994, all of his outstanding stock options, as shown on the attached schedule, whether or not otherwise vested as of February 4, 1994.
Employee acknowledges that he shall be entitled to no compensation or benefits from Maxtor other than those expressly set forth in this paragraph.

3. In exchange for the benefits described in paragraph 2 above, Employee does hereby for himself and his respective legal successors and assignees, releases and absolutely discharges Maxtor and its shareholders, directors, employees, agents, attorneys, legal successors, and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, suspected, or unsuspected, which Employee now has, owns or holds, or at any other time had, owned or held or shall or may have, own, or hold against Maxtor based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including but not limited to, any claims of wrongful discharge or age or other discrimination under the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Employment and Housing Act, or any other applicable law, , or any other claims or alleged claims (all of which are hereinafter included within the "Released Matter"). As used herein, "Maxtor" includes any and all parents, divisions or subsidiaries of Maxtor Corporation. In consideration for Burniece's promises and other undertakings herein, Maxtor, and its Chief Executive Officer, Laurence R. Hootnick, its officers and directors, successors and assigns, hereby release Employee, and his heirs, legal representatives, estates and successors in interest, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which they may now have against Employee, or have ever had against him, up to the effective date of this Agreement, including but not limited to all claims arising from or in any way connected with his employment relationship with Maxtor. This release shall not extend, however, to any claims either party may have in connection with any breach by the other party of the Agreements described in Section 5 hereof, or regarding the Addendum attached hereto.

4.  Each party acknowledges that it is familiar with section
1542 of the California Civil Code which states as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Each party hereby waives any right or benefit which it has or may have under Section 1542 of the California Civil Code to the full extent that it may lawfully waive such rights and benefits pertaining to the subject matter of this General Release of Claims (the "Release"). Each party acknowledges that it may hereafter discover claims or facts in addition to or different from those that it now knows or believes to exist with respect to the subject matter of this Release, and that it is its intention to fully, finally and forever settle all of the Released Matters in exchange for the benefits set forth above.

5. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of that certain Employee Agreement Regarding Confidentiality and inventions between Maxtor and Employee dated May 14, 1991. Maxtor and Employee shall continue to be bound by the terms of the Indemnification Agreement between Maxtor and Employee dated May13, 1991 for the term stated therein.

6. Employee agrees he shall not make any critical or disparaging statements or distribute any critical or disparaging written materials concerning Maxtor, its officers, employees and/or products; provided, however, this shall not preclude Employee from giving truthful testimony in any legal proceeding, nor from engaging in truthful discussions with Maxtor's Board of Directors.

7. Maxtor will provide Employee with a favorable employment reference in the form attached hereto as Exhibit A. In the event Maxtor receives any requests for information regarding Employee from potential employers, it will direct all such inquiries to Mark Chandler. No other person will respond to such inquiries, other than to refer them to the appropriate person. Mark Chandlershall verbally confirm and discuss the contents of Exhibit A with any individual seeking an employment reference, and will make no negative or derogatory statement about Employee.

8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, including but not limited to the Letter Agreement dated December 1, 1993, with the exception of the agreements described in paragraph 5 and any stock option agreements between Employee and Maxtor. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement. This Agreement may not be altered or amended except by a written document executed by Maxtor and
Employee.   Employee agrees that he shall  not  directly  or
indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel except as such disclosures may be necessary for accounting or tax reporting purposes or as otherwise may be required by law.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST MAXTOR BY SIGNING THIS AGREEMENT, THAT HE MAY CONSIDER THIS AGREEMENT FOR 21 DAYS AND MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER HE SIGNS IT AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT SEVEN DAY PERIOD HAS PASSED. EMPLOYEE FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 2.


Dated: 2/16/94              /s/ Thomas F. Burniece III
                            --------------------------
                                      (Employee)



                                 MAXTOR CORPORATION


Dated:  2/16/94                   /s/P. M. Roboostoff
                                  -------------------
                                    P. M. Roboostoff



               ADDENDUM TO SETTLEMENT AGREEMENT
               AND MUTUAL RELEASE OF ALL CLAIMS



   In accordance with the parties' Settlement Agreement and Mutual Release of All Claims dated 2/16/94 Maxtor has agreed not to make payroll withholdings for certain settlement payments to Thomas F. Burniece. Because the payments are intended to compensate Mr. Burniece for his alleged pain, suffering, anxiety, emotional distress, and personal injury allegedly suffered and incurred by Employee arising from his tort and discrimination claims, Mr. Burniece asserts that such payments are neither taxable nor subject to withholding. Mr. Burniece understands and agrees that in the event any taxing authority should reach a contrary determination, and conclude that all or some portion of the settlement payments constitute taxable income to Mr. Burniece, he shall be solely responsible for the payment of any income and other taxes that may be found to be owing, except for employer-mandated social security taxes. In the event any taxing authority seeks and obtains reimbursement from Maxtor then Mr. Burniece shall fully reimburse and indemnify Maxtor for any such taxes, including any related interest, penalties and other costs so assessed.

   Maxtor agrees not to issue a W-2, W-9 or 1099 form for any payment made pursuant to paragraph 2 of the Agreement or to take any action inconsistent with the characterization of the payment in paragraph 2.


IT IS SO AGREED:


Dated:     2/16/94              /s/  Thomas F. Burniece III
                                ---------------------------
                                By:   Thomas F. Burniece


                                 MAXTOR CORPORATION

Dated:     2/16/94              /s/  P. M. Roboostoff
                                ---------------------
                                By:  P. M. Roboostoff